Exhibit 99.1
News From
Royal Caribbean Cruises Ltd.
Corporate Communications Office
1050 Caribbean Way, Miami, Florida 33132-2096

Contact:   Ian Bailey
(305) 982-2625
For Immediate Release

ROYAL CARIBBEAN QUANTIFIES FINANCIAL IMPACT
OF THE GRANDEUR OF THE SEAS FIRE

MIAMI – May 29, 2013 – Royal Caribbean Cruises Ltd. (NYSE, OSE: RCL) today quantified the financial impact of the Grandeur of the Seas fire.

On May 27, 2013, Royal Caribbean Cruises Ltd.’s vessel Grandeur of the Seas experienced a fire in an industrial area on the aft of the ship.  The company has taken the vessel out of service and expects that it will take approximately six weeks to complete the repair efforts.  The company estimates that the direct financial impact of this event, net of insurance, is a reduction of $0.10 per share.  “The extent of the financial impact was relatively high because the affected sailings were during the premium summer season,” said Jason Liberty, senior vice president and chief financial officer.  The ship is expected to return to service for its July 12, 2013 sailing date.

“We are gratified that no one was hurt and that the safety and comfort systems performed exactly as designed,” said Adam Goldstein, president and chief executive officer of Royal Caribbean International.  “I extend my appreciation to our crew who performed so well, as well as to our guests who have been cooperative, understanding and highly complimentary of the shipboard team throughout,” Goldstein continued.

Royal Caribbean Cruises Ltd. (NYSE,OSE: RCL) is a global cruise vacation company that owns Royal Caribbean International, Celebrity Cruises, Pullmantur, Azamara Club Cruises

and CDF Croisières de France, as well as TUI Cruises through a 50 percent joint venture.  Together, these six brands operate a combined total of 41 ships.  They operate diverse itineraries around the world that call on approximately 460 destinations on all seven continents.  Additional information can be found on www.royalcaribbean.com, www.celebritycruises.com, www.pullmantur.es, www.azamaraclubcruises.com, www.cdfcroisieresdefrance.com or www.rclinvestor.com.

Certain statements in this release relating to, among other things, our future performance constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.  These statements include, but are not limited to, statements regarding expected financial results for the second quarter and full year 2013 and the costs and yields expected in 2013 and other future periods.  Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” and similar expressions are intended to identify these forward-looking statements.  Forward-looking statements reflect management’s current expectations, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements.  Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic environment on the demand for cruises, the impact of the economic environment on our ability to generate cash flows from operations or obtain new borrowings from the credit or capital markets in amounts sufficient to satisfy our capital expenditures, debt repayments and other financing needs, the uncertainties of conducting business internationally and expanding into new markets, changes in operating and financing costs, vacation industry competition and changes in industry capacity and overcapacity, emergency ship repairs, including the related lost revenue, the impact of ship delivery delays, ship cancellations or ship construction price increases, financial difficulties encountered by shipyards or their subcontractors and incidents or adverse publicity concerning the cruise vacation industry and the unavailability or cost of air service.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting our Investor Relations web site at www.rclinvestor.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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